ETRACS ETNs

Leading the way in
volatility investing

With 15 ways to trade

ETRACS Long S&P 500
VIX Futures ETNs

ETRACS Short S&P 500
VIX Futures ETNs

ETRACS Long-Short S&P
500 VIX Futures ETN

ETRACS VIX ETNs
Leading the way in
volatility investing

▸Learn more

UBS

ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-156695 Dated November 16, 2011

ETRACS ETNs
Leading the way in volatility investing

With 13 ways to trade

ETRACS Long S&P 500 VIX Futures ETNs
Tickers: VXAA, VXBB, VXCC, VXDD, VXEE, VXFF

ETRACS Short S&P 500 VIX Futures ETNs
Tickers: AAVX, BBVX, CCVX, DDVX, EEVX, FFVX

ETRACS ETNs
Leading the way in volatility investing
With 13 ways to trade
ETRACS Long S&P 500 VIX Futures ETNs
ETRACS Short S&P 500 VIX Futures ETNs
ETRACS Long-Short S&P 500 VIX Futures ETN
ETRACS VIX ETNs
Leading the way in volatility investing
Learn more
UBS

ETRACS VIX ETNs
Leading the way in volatility investing
With 13 ways to trade
ETRACS Long S&P 500 VIX Futures ETNs
ETRACS Short S&P 500 VIX Futures ETNs
ETRACS Long-Short S&P 500 VIX Futures ETN

ETRACS VIX ETNs

Leading the way in volatility investing

▸Learn more

UBS

ETRACS
VIX ETNs

Access. Choice. Precision.

Learn more

UBS

ETRACS
VIX ETNs

Leading the way in volatility investing

Learn more

UBS

ETRACS VIX ETNs

Leading the way in volatility investing

Learn more

UBS

ETRACS VIX ETNs

Leading the way in volatility investing

Learn more

UBS

ETRACS VIX ETNs

Leading the way in volatility investing

▸Learn more

UBS

ETRACS VIX ETNs

Leading the way in volatility investing

ETRACS Long S&P 500 VIX Futures ETNs

ETRACS Short S&P 500 VIX Futures ETNs

ETRACS Long-Short S&P 500 VIX Futures ETN

▸Learn more

UBS

Rule 433
UBS AG has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for the offering of the
ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates.
Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting
EDGAR on the SEC website at
www.sec.gov.
Alternatively, you can request the prospectus and the applicable prospectus supplement by calling toll-free (+1-800- 722 7370). This communication is issued by UBS AG or an affiliate thereof (“UBS”). In the U.S., it is issued by UBS Securities LLC, member FINRA, NYSE and SIPC. To the extent permitted by law, UBS does not accept any liability arising from the use of this communication.

Contact Information UBS AG New York Branch 1285 Avenue Of The Americas New York NY 10019 Tel. +1-212-649 8000 www.ubs.com